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                                                                     EXHIBIT 11

                        IVAX CORPORATION AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                      (In thousands, except per share data)

PERIOD ENDED MARCH 31,                                                                         THREE MONTHS
                                                                                          1997             1996
                                                                                      ------------     ------------
PRIMARY EARNINGS (LOSS) PER COMMON SHARE:

     Income (loss) before extraordinary item                                          $     (7,939)    $     35,896
     Extraordinary item net of tax                                                               -               (1)
                                                                                      ------------     ------------
     Net income (loss) for primary computation                                        $     (7,939)    $     35,895
                                                                                      ============     ============

     Average number of common and dilutive
        common equivalent shares-primary                                                   121,479          121,379
                                                                                      ============     ============

     Earnings (loss) before extraordinary item                                        $      (.07)     $        .30
                                                                                      ===========      ============

     Net earnings (loss)                                                              $      (.07)     $        .30
                                                                                      ===========      ============

FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE:

     Income (loss) before extraordinary item                                          $     (7,939)    $     35,896
     Adjustment for interest expense on 9.00%
         Convertible Subordinated Debentures,
         net of tax                                                                              -                -
                                                                                      ------------     ------------
     Adjusted income (loss) before extraordinary
         item for fully diluted calculation                                                 (7,939)          35,896
     Extraordinary item, net of tax                                                              -               (1)
                                                                                      ------------     ------------
     Net income (loss) for fully diluted computation                                  $     (7,939)    $     35,895
                                                                                      ============     ============

     Average number of common and dilutive
         common equivalent shares-fully diluted                                            121,479          121,384
                                                                                      ============     ============

     Earnings (loss) before extraordinary item                                        $      (.07)     $        .30
                                                                                      ===========      ============

     Net earnings (loss)                                                              $      (.07)     $        .30
                                                                                      ===========      ============

AVERAGE NUMBER OF COMMON SHARES AND
     DILUTIVE COMMON SHARES EQUIVALENTS

Primary shares:

     Average number of common shares outstanding                                           121,479          119,831
     Incremental shares for options and warrants                                                 -            1,548
                                                                                      ------------     ------------
                                                                                           121,479          121,379
                                                                                      ============     ============

Fully diluted shares:

     Average number of common shares outstanding                                           121,479          119,831
     Incremental shares for options and warrants                                                 -            1,553
     Conversion equivalent of 9.00% Convertible
         Subordinated Debentures                                                                 -                -
                                                                                      ------------     ------------
                                                                                           121,479          121,384
                                                                                      ============     ============
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